UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 10, 2013

Date of Report (Date of earliest event reported)

CVR Energy, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-33492	61-1512186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2277 Plaza Drive, Suite 500

Sugar Land, Texas 77479

(Address of principal executive offices)

(281) 207-3200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

The description of the Transactions provided below under Item 9.01 is incorporated in this Item 2.01 by reference.

Item 9.01	Financial Statements and Exhibits.

Pro Forma Financial Information.

CVR Energy, Inc. (“CVR Energy”) indirectly owns a majority of the common units representing limited partner interests in CVR Refining, LP (the “Partnership”). In addition, CVR Energy also indirectly owns CVR Refining GP, LLC, the general partner of the Partnership and CVR Refining Holdings, LLC (“CVR Refining Holdings”).

On May 20, 2013, the Partnership sold 12,000,000 common units representing limited partner interests in the Partnership (“Common Units”) in an underwritten offering (the “Underwritten Offering”), and used the net proceeds thereof to redeem an equal number of common units from CVR Refining Holdings. On May 29, 2013, an affiliate of CVR Refining Holdings completed the sale of 2,000,000 Common Units to American Entertainment Properties Corp., an affiliate of Icahn Enterprises LP. On June 10, 2013, the Partnership sold 1,209,236 Common Units to the underwriters of the Underwritten Offering pursuant to their option to purchase additional common units. The Partnership used the net proceeds from the sale pursuant to the option exercise to redeem an equal number of common units from CVR Refining Holdings. The transactions referred to in this paragraph are collectively referred to as the “Transactions.”

Attached as Exhibit 99.1 to this Current Report on Form 8-K is the unaudited pro forma consolidated balance sheet of CVR Energy as of March 31, 2013 and the unaudited pro forma consolidated statement of operations of CVR Energy for the three months ended March 31, 2013 and for the year ended December 31, 2012 and the accompanying notes. The pro forma financial statements of CVR Energy give effect to each of the Transactions as if they had occurred on January 1, 2012 (for each pro forma statement of operations) and March 31, 2013 (for the pro forma balance sheet).

(d) Exhibits.

Exhibit Number	Description of the Exhibit

99.1	Unaudited pro forma consolidated financial statements of CVR Energy, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2013

CVR ENERGY, INC.

By:	/s/ Susan M. Ball
Susan M. Ball
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

99.1	Unaudited pro forma consolidated financial statements of CVR Energy, Inc.

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